UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Resonate Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Filed by Resonate Inc. pursuant
to Rule 14a-12 under the Securities
Exchange Act of 1934

Commission File No. 0-31139

On January 6, 2003, Resonate Inc. distributed this Q&A to its employees:

RESONATE INC.
EMPLOYEE Q&A
January 6, 2003

This Employee Q&A was prepared by Resonate Inc., in conjunction with company counsel and the Special Committee of the Board of Directors, to answer questions you may have related to the pending merger between Resonate and a wholly owned subsidiary of Rocket Holdings, LLC:

Who is Rocket Holdings, LLC?

•	It is a Delaware limited liability company formed for the purpose of entering into the merger agreement and undertaking the proposed merger with Resonate.
•	The sole owners of Rocket Holdings, LLC are Peter Watkins and Richard Hornstein, the Chief Executive Officer/President and Chief Financial Officer, respectively, of Resonate.

Are Messrs. Watkins and Hornstein still employed by Resonate at this time?

•
While the transaction is pending, Messrs. Watkins and Hornstein will continue to be employed in their present positions as the senior management of Resonate, and they will continue to report to the Resonate board of directors.

•
It is important to remember that, from the perspective of this transaction, Messrs. Watkins and Hornstein are the buyers and the Resonate board of directors, and in particular the special committee of independent directors, speaks for Resonate in its capacity as a company being bought.

What are the terms of the transaction?

•	Rocket Sub, a wholly owned subsidiary of Rocket Holdings, will be merged into Resonate.
•	Resonate will survive the merger and become a wholly owned subsidiary of Rocket Holdings.
•	When the merger closes, each outstanding share of Resonate common stock will be converted into the right to receive $1.79 in cash per share.
•
Rocket Holdings has not secured, and will not secure, any outside financing for this transaction and, instead, will use a portion of Resonate’s cash and cash equivalents on hand at the closing to acquire the company’s outstanding shares of common stock.

When do you expect the merger to close?

•	Resonate and Rocket have to file detailed disclosures surrounding the proposed transaction with the Securities and Exchange Commission.
•	Resonate will call a special meeting of its stockholders to vote on the transaction following clearance by the SEC of the disclosure documents.
•	The necessary vote to approve the transaction is a majority of the outstanding shares of Resonate common stock.
•	The parties hope to have the transaction completed within the first quarter of 2003.
•	Either party may terminate the merger agreement if the transaction is not completed by March 31, 2003.

Why did the Resonate board of directors decide to sell the company now?

•
When the proxy comes out, it will contain a full discussion of the process that the special committee of the Resonate board of directors went through with its advisors to review all of the alternatives available to Resonate.

•
At the end of that process, the special committee concluded that the terms of the transaction proposed by Rocket Holdings were in the best interests of the company’s stockholders and recommended it to the full Resonate board of directors, excluding Mr. Watkins, who approved the merger agreement.

How do I respond to calls from customers?

•	Reassure our customers and partners that they will have continued access to the products, skills and services of Resonate.
•	Reassure clients that all commitments made prior to the merger will be honored.
•	Please refrain from any written communication with customers or partners about the pending deal.

What will happen to my job?

•	During the pendency of the merger, the company will be operated in the ordinary course and in the best interests of all of its stockholders.
•	The merger agreement prohibits Resonate from undertaking certain actions without the consent of Rocket Holdings.
•	Once the merger closes, it will be up to Rocket Holdings, as owner, to decide on the company’s future direction.

What are Resonate’s plans following the closing of the merger?

•	Resonate will be a privately held company and its shares will no longer be traded on any public exchange or quotation service.
•	Once the merger closes, it will be up to Rocket Holdings, as owner, to decide on the company’s future direction.

How are options treated under the merger agreement?

•	Each in-the-money option (an option with an exercise price less than the purchase price of $1.79) will be “cashed out” with the consent of the optionee.
•
If an optionee selects the “cash out” option, following the closing of the merger the optionee would receive an amount of cash equal to the product of: (I) the number of vested shares under the option at closing multiplied by (II) the difference between $1.79 and the per share option exercise price.

°	Example:
à	Vested Shares at closing: 1,000
à	Exercise Price Per Share: $1.02
à	Cash Out Amount—$770.00 (1000*(1.79-1.02))
•
Rocket Holdings will not be assuming or substituting (i.e. providing options in Rocket Holdings in lieu of your Resonate stock options) any of the Resonate stock options currently outstanding under the company’s 1996 Stock Option Plan or 2000 Stock Option Plan (the “Plans”).

•	There will be no acceleration of unvested options, consistent with the terms of the Plans.
•	Because of this treatment, the Plans will, by their terms, terminate upon the consummation of the merger and all outstanding and unexercised options at the time of the closing will be cancelled.

What happens to the money I have deferred under the Resonate 2000 ESPP?

•	Resonate’s ESPP will continue as usual through the end of the current purchase period, which is in February 2003.
•
At the end of the current purchase period, the next purchase period will be shortened and will run until the last business day immediately prior to the closing of the merger. At the end of the shortened purchase period, there will be an allocation of shares of Resonate common stock as usually occurs, and each allocated share will be entitled to the right to receive $1.79 in the transaction.

•
If the transaction is terminated before that time, then Resonate will extend the purchase period to its normal length, and, if the transaction is consummated, the ESPP will be terminated at the closing of the merger.

What will happen to our benefit plans?

•	For now, you will continue with your existing benefits, payroll and vacation plans.
•
Rocket Holdings hasn’t yet informed Resonate of its plans regarding the continuation or replacement of the existing plans following the closing, but the merger agreement requires Rocket Holdings to provide post-merger employees with full credit for their past service under the continuing or new plans.

If I exercise my Resonate stock options, will my shares “count” in the voting?

•	All people who hold shares of Resonate common stock as of a yet to be determined date will be entitled to vote on the transaction.
•	If you exercise your Resonate stock options after the announced date, you will not be entitled to vote on the transaction.

Do I get any voting rights based on my unexercised options?

•	No.

Who do we contact if we receive an inquiry from an outside party (customers, analysts etc)?

•	Please direct all inquires regarding the transaction to Jennifer Carr, Resonate’s Director of Business Development.

What if I have further questions?

•	If you have further questions please send them directly to Jennifer Carr, Resonate’s Director of Business Development, via e-mail at jcarr@resonate.com, and/or call her at 408-548-5919.

Where can I find a copy of the merger agreement?

•	Resonate filed the merger agreement as an exhibit to a Form 8-K filed with the SEC on December 27, 2002.
•	You can find it at www.sec.gov—do an Edgar search for “Resonate”.

ADDITIONAL INFORMATION:

ROCKET HOLDINGS AND ITS MEMBER-MANAGERS INTEND TO FILE A SCHEDULE 13E-3 REGARDING THE PROPOSED TRANSACTION. RESONATE INTENDS TO FILE A PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND MAIL IT TO RESONATE’S STOCKHOLDERS IN CONNECTION WITH THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE SCHEDULE 13E-3 FILING AND THE PROXY STATEMENT FOR THE MERGER CAREFULLY, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES, THE PROPOSED TRANSACTION AND RELATED MATTERS. AFTER THESE DOCUMENTS ARE FILED, YOU MAY OBTAIN THEM FREE OF CHARGE AT THE WEBSITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV OR BY YOU MAY OBTAIN THESE DOCUMENTS AND ANY OTHER SEC FILINGS OF RESONATE FREE OF CHARGE BY MAKING YOUR REQUEST TO PR@RESONATE.COM.

Resonate Inc. and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Resonate with respect to the transactions contemplated by the merger agreement. Information regarding Resonate’s directors and executive officers is included in Resonate’s proxy statement for its 2002 Annual Meeting, which was filed with the SEC on July 29, 2002. More recent information regarding the directors and executive officers of Resonate and additional information regarding both companies and the interests of their members, directors and executive officers in the proposed transaction will be included in the proxy statement regarding the proposed transaction to be filed with the SEC. Resonate files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference rooms located at 450 5th Street, N.W., Washington, D.C. 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by Resonate with the SEC are also available for free at the SEC’s web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from Resonate by making your request to the contact listed at the beginning of this document.

IMPORTANT NOTICE

The statements contained in this document that are forward-looking are based on current expectations and projections by Resonate about the pending transaction, including the time when the parties expect the transaction to close, the benefit plans for retained employees and the operation of Resonate currently and following the closing of the transaction. These forward-looking statements are based on information currently available to the company and are subject to a number of risks, uncertainties and other factors that could cause Resonate’s actual results, performance, prospects or opportunities in 2003 and beyond to differ materially from these expressed in, or implied by, these forward-looking statements. The uncertainties and risks include, but are not limited to: the cash balance of Resonate immediately prior to the closing, the failure of the proposed transaction to close in a timely manner, the operation of the business following the closing; the uncertainty of customer demand for Resonate products; and other unanticipated events and conditions. For a detailed discussion of these and other cautionary statements, please refer to the proxy statement and Schedule 13e-3 to be filed by Resonate and Rocket Holdings, LLC. and the member-managers thereof, respectively, with the SEC relating to this transaction. Further information about risks and uncertainties relating to Resonate and its business can be found in its most recent Forms 10-Q filed with the SEC. You should not place undue reliance on any forward-looking statements. Except as required by the federal securities laws, Resonate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this document.